Exhibit 10.5

DEVELOPMENT AND PRE-MANUFACTURING AGREEMENT

THIS DEVELOPMENT AND PRE-MANUFACTURING AGREEMENT is dated September 27, 2006.

BETWEEN:

POWER AIR CORPORATION, a U.S. Corporation having an office at 4777 Bennett Drive, Suite E, Livermore, CA, 94551 ("PAC")

AND:

MID STATES TOOL AND MACHINE INC., a U.S. Corporation having an office at 2220 Patterson Street, Decatur, IN, 46733 ("MID STATES")

WHEREAS:

A. PAC wishes to re-design, cost-reduce, tool, and manufacture, PAC's patented Zinc Air Fuel Cell ("ZAFC") technology and design; and,

B. MID STATES has the expertise necessary, on a best efforts basis, to cost-reduce the ZAFC design and tool and to manufacture prototypes for a cost effective 3 KW-DC Zinc Air Fuel Cell Power Source (the "ZAFC PS"), for use in PAC's first commercial generator product in North America; and,

C. PAC and MID STATES wish to enter into this Development and Pre-Manufacturing Agreement ("Agreement") to set out the terms and conditions concerning the re-design, cost- reduction, tooling and manufacture of the ZAFC PS by PAC and MID STATES.

NOW THEREFORE, the parties agree as follows:

1.0                    DEFINITIONS

In this Agreement, including the recitals, except as expressly set forth herein or as the context otherwise requires,

1.1                    Agreement means this Development and Pre-Manufacturing Agreement,

1.2                    Business Day means a day that is not a Saturday or a Sunday, or a U.S. state or federal holiday,

1.3                    Effective Date means the date appearing at the top of page 1 of this Agreement,

1.4                    Intellectual Property means a patent, patent application, industrial design, invention, design, trade secret, idea, work, methodology, technology, innovation, creation, concept, moral right, development drawing, research, analysis, know-how, experiment, copyright, data, formula, method, procedure, process, manufacturing process, technique, trademarks and tradenames,

1.5                    Party or Parties means PAC or MID STATES individually or collectively,

1.6                    Schedules means the meaning ascribed in Section 2.1,

1.7                    Single Cell means a Cell frame, two (2) Endplates, stand-off, current collectors, metal plating, air cathode, and any other material for the cell to be able to produce power in the single cell configuration,

1.8                    Supply Agreement means an agreement that PAC and MID STATES intend to negotiate, during Phase 4 (in Schedule D), for the supply to PAC by MID STATES of the 30 cell ZAFC PS which will contain, among other things, warranties, covenants and other terms and conditions customary to an agreement of such kind, in addition to those terns and conditions specifically contemplated herein,

1.9                    Target Price means the unit price that MID STATES will target to supply to PAC,

1.10                  Territory means the North America,

1.11                  Zinc Air Fuel Cell ("ZAFC") means the zinc air fuel cell based stack that PAC intends to use as the power source for various commercial products,

1.12                  Zinc Air Fuel Cell Power Source ("ZAFC PS") means the power source capable of 3KW-DC output, initially composed of 30 single cells manufactured into a 30 cell stack, that will be supplied by MID STATES to PAC for PAC's first commercial generator product in North America.

2.0                    SCHEDULES

2.1                    The following schedules ("Schedules") are incorporated into this Agreement:
2.1.1	Schedule A	Phase 1: Planning;
2.1.2	Schedule B	Phase 2: Engineering Prototype;
2.1.3	Schedule C	Phase 3: Manufacturing Prototype; and,
2.1.4	Schedule D	Phase 4: Pilot Production.

3.0                    OBLIGATIONS

3.1                    Each Party shall perform and meet its respective obligations set forth in the Schedules.

3.2                    Either Party will be able to terminate or renegotiate the agreement at the end of each Phase.

3.3                    Upon completion of Phase 3, or at such point as target pricing can be assured, the Parties shall negotiate a Manufacturing Agreement for the first 25,000 ZAFC PS's.

4.0                    PAYMENTS

4.1                    Payments. For the obligations performed by MID STATES as defined in this Agreement, PAC will grant MID STATES up to THREE HUNDRED AND FIFTY THOUSAND Stock Options priced at $0.755 US, assignable by MIDSTATES and vesting as follows:

1) 50,000 Options on completion of Schedule A - Phase 1.

2) 100,000 Options on completion of Schedule B - Phase 2.

3) 100,000 Options on completion of Schedule C - Phase 3.

4) 100,000 Options on completion of Schedule D - Phase 4.

In addition, PAC will pay Mid-States a total of $77,000 as follows:

1) $25,000 Upon execution of this agreement;

2) $25,000 At the start of Phase 2;

3) $27,000 Upon delivery of the 4 Demonstration Prototypes in Phase 2.

These payments do not include costs of materials, labor (at cost) or molds which are estimated in the Schedules themselves and are payable by PAC.

4.2                    Payment Terms. MID STATES shall issue a monthly invoice to PAC for work completed during the each phase as set out above. All payments are due thirty (30) days following the date of such invoice.

4.3                    Taxes. The price does not include any federal, state or local taxes, or sales, use, excise, ad valorem, value-add, withholding or other taxes or duties that may be applicable to the performance of the services. When MID STATES has the legal obligation to collect such taxes, the appropriate amount shall be added to PAC's invoice and paid by PAC unless PAC provides MID STATES with a valid tax exemption certificate prior to issuance of an invoice. Such certificate must be in a form authorized by the appropriate taxing authority.

5.0                    TRADEMARK LICENSE.

5.1                    Acknowledgment of Rights. Each Party acknowledges that the other Party holds all right, title and interest to the trademarks, service marks, or trade names owned, used or claimed now or in the future by such Party (respectively "Marks").

5.2                    License Grant. To the extent it is necessary for one Party to use the Marks of the other Party for the purposes of this Agreement, the Parties shall negotiate in good faith a non-exclusive trademark license agreement with each other.

6.0                    INTELLECTUAL PROPERTY

6.1                    Ownership of Intellectual Property. The Parties acknowledge that each has developed, and may continue to develop, at their own cost and expense, elements of technology that may be incorporated into the ZAFC PS. PAC shall own, and MID STATES shall disclaim any rights to, PAC's existing technology and any improvements thereto, as well as any elements and/or manufacturing processes that are developed for the ZAFC PS whether by or for PAC by MID STATES or any third party. PAC shall own all right, title and interest in all PAC intellectual property provided to MID STATES under this Agreement. This shall include any derivatives, improvements or modifications of PAC or MID STATES intellectual property developed, designed or discovered under this Agreement. MID STATES agrees to assign and does hereby assign to PAC all rights MID STATES may have or acquire in all such intellectual property. PAC shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary rights protections with respect thereto. MID STATES shall execute such documents, render such assistance, and take such other actions as PAC may reasonably request, at PAC's expense, to apply for, register, perfect, confirm and protect PAC's rights in any intellectual property hereunder. Without limiting the foregoing, PAC shall have the exclusive right to commercialize, prepare and sell products based upon, sublicense, prepare derivative works from, or otherwise use or exploit the intellectual property rights granted to PAC hereunder.

6.2                    Residuals. Information gathered by either party in relation to the activities contemplated in Schedules A, B, C, and D including market information, customer requirements, product specifications, product design, manufacturing processes, product testing data, field trial data and customer feedback will be PAC's information and will be considered Confidential Information of PAC.

7.0                    CONFIDENTIAL INFORMATION

Mutual Non-Disclosure Agreement. All the provisions of the Mutual Non-Disclosure Agreement, dated November 3, 2005, by and between the parties shall continue in full force and effect, except those provisions that are contained in this Agreement which are intended to replace previous provisions in the Mutual Non-Disclosure Agreement.

8.0                    SUPPLY AGREEMENT

8.1                    Following successful completion of the proposed Activities, and with the approval of the respective management of both PAC and MID STATES, PAC and MID STATES will work diligently and in good faith to negotiate a Supply Agreement (the "Supply Agreement") for the ZAFC PS manufacturing as contemplated in Schedules A, B, C, and D. The Supply Agreement will contain, among other things, warranties, covenants and other terms and conditions customary to an agreement of such kind, in addition to those terms and conditions specifically contemplated herein. It is the intention of the Parties that MID STATES will be appointed as PAC's exclusive manufacturer for the 30 cell ZAFC PS for use in PAC's first commercial generator product in North America for a period of not less than three years following the date of the signing of the Supply Agreement.

9.0                    PUBLIC ANNOUNCEMENTS

9.1                    Except as required by law or by applicable securities regulatory authorities, neither party will make public existence of this Agreement or the negotiations pursuant to it, or the terms and conditions of the Agreement without the prior written consent of the other party.

10.0                  GENERAL PROVISIONS

10.1                  Governing Law. This Agreement will be governed by and interpreted exclusively in accordance with the laws of the State of California, U.S.A., and the parties will attorn to the exclusive jurisdiction of the courts of such state, except that the parties agree to pursue dispute resolution procedures and/or arbitration prior to litigating any matter in the courts.

10.2                  Assignment. Neither party will assign or transfer this Agreement or any of its rights hereunder or thereunder or any other interest herein or therein, without the other party's prior written consent, which consent may be withheld at the other party's sole discretion.

10.3                  Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties. A validly executed counterpart that is delivered by one party to the other via electronic transmission (a "Counterpart Image") shall be valid and binding to the same extent as one delivered physically, provided that the valid signature is clearly visible in the Counterpart Image. In the event that a party delivers a Counterpart Image in place of an originally-executed counterpart, such party shall retain the originally-executed counterpart in its files for at least the duration of the term hereof.

10.4                  Headings. The section and sub-section headings used in this Agreement are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

10.5                  Relationship of Parties. MID STATES and PAC will at all times perform their respective obligations pursuant to this Agreement as independent contractors. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent, master and servant, or employer and employee between MID STATES and PAC. Both PAC and MID STATES specifically disclaim any intent to create through this Agreement the relationship of franchisor and franchisee. Neither party shall act or represent itself, directly or by implication, as an agent of the other party.

10.6                  Notices. Wherever one party is required or permitted to give notice to the other pursuant to this Agreement, such notice shall be deemed given when delivered via email to the email address listed below, in hand, by facsimile, overnight courier, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed to the address set out above Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

10.7                  Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision, to the extent necessary to make it legal and enforceable while preserving its intent.

10.8                  Waiver. A waiver by either of the parties of any covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

10.9                  Entire Agreement. This Agreement, including all Schedules and documents referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. In addition, both Parties acknowledge and agree that the Memorandum of Understanding ("MOU"), dated March 28, 2006, and all of its provisions, expired on May 31, 2006.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.
POWER AIR CORPORATION By: /s/ Remy Kozak Title: President	MID STATES TOOL AND MACHINE INC. By: /s/ Dennis Scheumann Title: President
By: __________________________ Title: __________________________	By: __________________________ Title: __________________________

SCHEDULE A

Phase 1: Define, Re-Design, Tool, and Cost-Reduce
the Single Cells to be used in the 30 cell ZAFC PS.

Objective: Since all cell components will be purchased and assembled in Livermore CA, this document will focus on training for Phase 1. This should give Mid States great depth of knowledge on how to build and assemble unit cell and ZAFC PS's.

Delivery for Phase 1:

  Mid States staff will attend training sessions at the Livermore facilities at an agreed upon date.

  PAC will provide documentation for manufacture of Zinc Air Fuel Cells

  An update to Phase 2 will be agreed upon.

Timing:

  Phase 1 will begin on the date of the execution of the Agreement by both parties, and end when both parties agree to the successful completion of the Phase.

Target Completion Date:

  The parties will use reasonable commercial efforts to finish Phase 1 by Oct 31, 2006.

Target Price:

  N/A

Costs for Phase 1:

  All costs (i.e. travel) will be born my each party

SCHEDULE B

Phase 2: Engineering Prototype

Objective: The parties wish to define, re-design, CNC machine, for the Single Cells to be used in the 30 cell ZAFC PS.

Delivery for Phase 2:

  Delivery of 12 Alpha Prototype 30 cell ZAFC PS's and 4 Demonstration units (initially specified at 12 cells per unit), manufactured by MID STATES, to PAC for testing. This shall consist of any and all material required to manufacture a 30 cell ZAFC PS except the air cathode. Air cathode will be supplied by PAC.

  PAC will validate the Alpha Prototype design against the product requirement for the 2.4 kW generator.

Timing:

  Phase 2 will begin no later than the successful completion of Phase 1 and end when both parties agree to the successful completion of the Phase

Target Completion Date:

  The parties will use reasonable commercial efforts to finish the Demonstration units by December 31, 2006

  The parties will use reasonable commercial efforts to finish the Alpha Prototype units by April 30, 2007.

Target Price:

  Cost to machine 12 - 30 Cell Units & 4 - 12 Cell Units - CNC Machined Parts

    410 - - Single Cells for 12 units - - - - - - - - - - - - - - - - $350 ea.

    32 - - End Plates - The two ends use different plates - - $350 ea.

    410 - - Stand offs - Plastic - ( CNC machined ) - - - - - - $ 50 ea.

    410 - - Current Collectors - Formed Nickel Screen - - - - $ 10 ea.

Other Costs

    Nickel Plating - per panel - - - - - - - - $ 10 ea.

    CPVC or Polysulfone stock - - - - - - - - $ 60 ea.

    Container for 30 Zink Air Cell Units - - $ 100 ea. (purchased / optional )

    EPDM Rubber Molded Seal - - - - - - - - $ 5 ea.

  Part or all of this work may be done in Livermore by a local supplier if timing and/or costs dictate

Costs for Phase 2:

  PAC will pay for all materials costs associated with this phase;

  PAC will pay MID STATES for burdened labor associated with this phase.

SCHEDULE C

Phase 3: Manufacturing Prototype

Objective: The parties wish to further define, re-design, tool, cost-reduce and develop the manufacturing processes for the ZAFC PS.

Delivery for Phase 3:

  Delivery of 12 Beta Prototype ZAFC PS's, manufactured by MID STATES, to PAC for testing. This shall consist of any and all material required to manufacture a ZAFC PS except the air cathode. Air cathode will be supplied by PAC.

  PAC will validate the Beta Prototype design against the product requirement for the 2.4 kW generator.

Timing:

  Phase 3 will begin no later than the successful completion of Phase 2 and end when both parties agree to the successful completion of the Phase

Target Completion Date:

  The parties will use reasonable commercial efforts to finish Phase 3 by Oct. 31 2007.

Target Price:

  The Target Price to PAC for a single ZAFC PS of $1500.

  For Phase III - Cost to manufacture 12 - 30 Cell Units - Injection Molded Parts include:

    360 - Single Cells for 12 units - - $10 ea. ( Press set up - $2000 One time charge )

    24 - - End Plates - - - - - - - - - - - $10 ea. ( Press set up - $2000 One time charge )

    360 - Stand offs (molded plastic) - $ 5 ea. ( May be removed as separate part )

    360 - Current Collectors - - - - - - $ 5 ea.

Other Costs (quotes received from suppliers for volumes of 500/mo)

    360 - Nickel Plating - per panel - - - - - - $ 5 ea. or $ 150 / ZAFC PS

    360 - CPVC or Other material - - - - - - - $15 ea. or $ 450 / ZAFC PS

    360 - Air Cathodes - - - - - - - - $15 ea. or $ 450 / ZAFC PS

    Labour to assemble ZAFC PS - - - - - - $ 180 / ZAFC PS

    EPDM Rubber Molded Seal - - - - - $5 ea.

Costs for Phase 3:

  PAC will pay for all materials costs associated with this phase;

  PAC will pay MID STATES for burdened labor associated with this phase.

  Plastic Injection Mold for Cell Frame - est. $80,000 ( Mold cavities to be manufactured from Stainless Steel because of high corrosive CPVC )

  Plastic Injection Mold for End Plates - est. $70,000

  Plastic Injection Mold for Rubber Mold - - $20,000

  Copper Framing Dye for plates - - $10,000

SCHEDULE D

Phase 4: Pilot Production

Objective: The parties wish to further define, re-design, tool, cost-reduce and develop the manufacturing processes for the ZAFC PS.

Delivery for Phase 4:

  Delivery of pilot production ZAFC PS's, manufactured by MID STATES, to PAC for testing. This shall consist of any and all material required to manufacture a ZAFC PS except the air cathode. Air cathode will be supplied by PAC. These ZAFC PS's shall be installed into product that will be considered commercial.

Timing:

  Phase 4 will begin no later than the successful completion of Phase 3 and end when both parties agree to the successful completion of the Phase.

Target Completion Date:

  The parties will use reasonable commercial efforts to finish Phase 4 by Jan. 31, 2008.

Target Price:

  The Target Price to PAC for a single ZAFC PS = $1250 per ZAFC PS including

    1500 - - Single Cells - - - - - - - - - - - - $ 10 ea. or $300 / ZAFC PS

    100 - - - End Plates - - - - - - - - - - - - - - $ 10 ea. or $20 / ZAFC PS

    1500 - - EPDM Rubber Molded Seals - - $ 5 ea. or $150 / ZAFC PS

    1500 - - Current Collectors (Ni plated) - - $ 5 ea. or $150 / ZAFC PS

Other Costs (quotes received from suppliers for volumes of 1000/mo)

    Air Cathode - - - - - - - - $ 300 / ZAFC PS

    CPVC separators - - - - - $ 300 / ZAFC PS

    Labor to assemble ZAFC PS - - - - - - $ 50 / ZAFC PS

Costs for Phase 4:

  PAC will pay for all materials costs associated with this phase;

  PAC will pay MID STATES for burdened labor associated with this phase.

  PAC will cover Mid States Expenses such as Unit for spill protection up to $25,000.

Next Steps:

  On completion of this Phase MID STATES should be able to meet PAC's target of $1250 per cell ZAFC PS for 1000 ZAFC PS's / month.

  Once a production mold has been approved to run production parts the set up charge should not be more than $500 each time the mold is placed in the injection press.

Given these two conditions are met, the parties will negotiate a Manufacturing Agreement for the first 25,000 ZAFC PS's.